Exhibit 10.21

LEAR CORPORATION

OUTSIDE DIRECTORS COMPENSATION PLAN

FORM OF DEFERRAL ELECTIONS

CASH RETAINER DEFERRAL ELECTION

Complete only if you have not previously filed a Deferral Election, or you now wish to change your previous Deferral Election(s) for 20    .

As of December     , 20    , the individual whose name appears below, who is an Outside Director of the Company, hereby elects to defer a portion of the future compensation payable to him or her under the terms of the Lear Corporation Outside Directors Compensation Plan (the “Plan”). This Deferral Election supersedes any prior deferral elections and will remain in full force and effect through 20    and thereafter until the earlier of the date the Outside Director modifies or terminates it and the date he or she ceases to be a Director. Any term capitalized herein but not defined will have the meaning set forth in the Plan.

1. Deferral Election. In accordance with the terms of the Plan, the Outside Director hereby elects to defer:

    % of the Annual Retainer(s)

    % of the Meeting Fee(s)

    % of the Committee Meeting Fee(s)

payable to the Outside Director for and in calendar years beginning after the date this election is filed with the Secretary of Lear Corporation. (Enter in each blank any whole percentage less than or equal to 100%.) The amounts deferred under this election will be credited to the Interest Account.

2. Timing of Payout. Subject to the terms of the Plan, the Outside Director hereby elects to receive payment of the amount deferred pursuant to the election above, plus interest (or, if applicable, the first installment of such amount) within 10 days following the earliest of (a) the date he or she ceases to be a Director and (b) the date on which a Change in Control occurs, and (c)                                           (insert a date on or after January 1, 20     or insert “N/A”).

3. Form of Payout. In accordance with the terms of the Plan, the Outside Director hereby elects to receive payment of the amount deferred pursuant to the election above, plus interest, in the following form (elect one):

     single lump sum payment, or

     installments over      years (not to exceed 10 years) payable (elect one):

     quarterly,

     semi-annually, or

     annually

IN WITNESS WHEREOF, the Outside Director has duly executed this Deferral Election as of the date first written above.

Outside Director’s Signature

Outside Director’s Name (please print)

LEAR CORPORATION

OUTSIDE DIRECTORS COMPENSATION PLAN

STOCK GRANT DEFERRAL ELECTION

As of this     day of             , 20    , the individual whose name appears below, who is an Outside Director of the Company, hereby irrevocably elects to defer all or a portion of the amount that is payable to him or her under the terms of the Stock Award to be granted on the date of the 20     Annual Meeting of Stockholders of the Company. Any term capitalized herein but not defined will have the meaning set forth in the Lear Corporation Outside Directors Compensation Plan (the “Plan”). This deferral election relates to the Stock Grant described in the Plan and awarded to each Outside Director under the Company’s 2009 Long-Term Stock Incentive Plan. Any Shares of Stock delivered on a deferred basis pursuant to this election shall also be delivered from the available share reserve of the Long-Term Stock Incentive Plan.

1. Deferral Election. In accordance with the terms of the Plan and this deferral election, the Outside Director hereby irrevocably elects to defer:

    % of the Stock Award to be granted in 20     (Enter in the blank any whole percentage less than or equal to 100%.)

2. Stock Account. The amount deferred under item number 1 with respect to the Stock Award will be credited in the form of stock units to a bookkeeping account (the “Stock Account”, and together with the Interest Account, the “Accounts”) as of the date the Shares would otherwise be granted. Such stock units are notional Shares that are payable in the form of Shares upon the distribution date. The number of stock units so credited will equal the number of Shares that are deferred pursuant to the election above. If the Company declares a cash dividend on its common stock, then, on the payment date of the dividend, the Outside Director who has stock units outstanding will be credited with dividend equivalents equal to the amount of the cash dividend per Share multiplied by the number of stock units credited to the Outside Director’s Stock Account through the record date. The dollar amount so credited under the preceding sentence will be credited to the Outside Director’s Interest Account (which accrues interest at the prime rate) until the underlying stock units are distributed.

3. Timing of Payout. Subject to the terms of the Plan, the Outside Director hereby elects for amounts in his or her Accounts that are deferred pursuant to the election above distributed to be made (or, in the case of installments, to commence) on the earliest of (a) the 90th day following the date he or she ceases to be a Director and (b) within 10 days following the date on which a Change in Control occurs, and (c)                                           (insert a date on or after January 1, 20     or insert “N/A”).

4. Form of Payout. In accordance with the terms of the Plan, the Outside Director hereby elects the following payout schedule for amounts in his or her Accounts that are deferred pursuant to the election above (elect one):

     single total share distribution, or

     share installments over      years (not to exceed 10 years) payable (elect one):

     quarterly,

     semi-annually, or

     annually

5. Plan and Section 409A. This deferral election is subject to the terms of the Plan (including, but not limited to, those in Article 6) applicable to deferrals. The Plan and this deferral election are intended to comply with Code Section 409A and the regulations thereunder, and will be administered and interpreted in accordance with such intent.

IN WITNESS WHEREOF, the Outside Director has duly executed this Stock Award Deferral Election as of the date first written above.

Outside Director’s Signature

Outside Director’s Name (please print)

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